EXHIBIT 10.1

                           MODIFICATION AGREEMENT


1.   EFFECTIVE DATE:     February 28, 2001

2.   PARTIES:

     2.1. GIANT INDUSTRIES, INC., an Delaware corporation ("Giant"); and

     2.2. JAMES E. ACRIDGE ("Borrower").

3.   RECITALS:

     3.1. Borrower and Giant entered into an Agreement dated September 17, 1998, providing for the loan by Giant to Borrower of Four Million Dollars ($4,000,000.00) upon the terms set forth therein (the "Loan Agreement"). Pursuant to the Loan Agreement, Borrower executed his Promissory Note of the same date in favor of Giant calling for the repayment of such sum (the "Original Note").

     3.2. Lender and Borrower entered into a Modification Agreement effective December 23, 1998 (the "Modification Agreement") to amend the Original Agreement to provide for, among other things, an extension of the period for repayment and for an additional advance by Lender to Borrower of $1,000,000 (the "Additional Principal Amount" and, collectively with the Original Principal Amount, the "Loan"). In connection with the Modification Agreement, Borrower executed an Amended and Restated Promissory Note of even date therewith.

     3.3. Lender and Borrower entered into an Amended and Restated Loan Agreement dated March 20, 2000 to memorialize certain agreements made between them in connection with the Loan.

     3.4. Giant and Borrower have entered into a Purchase Agreement dated January 26, 2001, as amended, with respect to the sale by Borrower, or an entity affiliated with Borrower, to Giant, or an entity affiliated with Giant, of a parcel of land containing approximately 40 acres located at 9540 East Jomax Road in the City of Scottsdale, Arizona (the "Property").

     3.5. It is the intent of the parties that certain of the proceeds from the sale of the Property (the "Sale") be used in connection with the repayment of the Loan.

     3.6. Since the Sale will not close on February 28, 2001, Giant and Borrower wish to extend the Maturity Date of the Loan from February 28, 2001 to March 28, 2001 (the "Extended Maturity Date"), at which time all outstanding principal and interest will be fully due and payable.

     3.7. Giant is willing to extend the February 28, 2001 Maturity Date of the Loan until March 28, 2001 in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

4.   AGREEMENTS:

     4.1. Giant hereby agrees to extend the Maturity Date of the Loan from February 28, 2001 to March 28, 2001.

     4.2. The Loan will be repaid by Borrower in accordance with the terms of the Amended and Restated Promissory Note, in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

     4.3. The provisions of the Amended and Restated Loan Agreement dated March 20, 2000 shall continue in full force and effect in every respect, except that the Amended and Restated Note dated February 28, 2001 shall govern the repayment of the Loan as extended by this Modification Agreement and the Amended and Restated Promissory Note.

     4.4. Giant and Borrower acknowledge and agree that (a) the unpaid principal balance of the Loan as of the effective date hereof is as set forth in the Amended and Restated Promissory Note; (b) the Amended and Restated Loan Agreement is a valid, binding agreement enforceable in accordance with its terms as amended hereby; (c) except as expressly provided herein, this Modification Agreement shall not modify the Amended and Restated Loan Agreement; (d) nothing herein contained, and nothing done pursuant hereto (i) is intended to affect, shall affect, or shall be construed as affecting, the obligations set forth in the Amended and Restated Loan Agreement, or (ii) is intended to release or affect, shall release or affect, or shall be construed as releasing or affecting, the liability of any party or parties who may now or hereafter be liable under or on account of the Amended and Restated Loan Agreement; and (e) the restrictions and terms of the Amended and Restated Loan Agreement continue in full force and effect except as expressly modified hereby.

     4.5. Borrower acknowledges that he has thoroughly read and reviewed the terms and provisions of this Modification Agreement and is familiar with the same, that the terms and provisions contained herein are clearly understood by him and have been fully and unconditionally consented to by him, and that Borrower's execution of this Modification Agreement is done freely, voluntarily, with full knowledge and without duress, and that in executing this Modification Agreement, Borrower is relying on no other representations either written or oral, express or implied, made to Borrower by any other party hereto, and that the consideration received by Borrower hereunder has been actual and adequate.

     4.6. Except as herein provided, all of the terms and conditions of the Amended and Restated Loan Agreement shall remain in full force and effect, and the parties hereby ratify and confirm the security and enforceability of the Amended and Restated Loan Agreement, as expressly modified by this Modification Agreement.

     4.7. This Modification Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns and the subsequent holders or owners of the Amended and Restated Loan Agreement. This Modification Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

     4.8. Borrower acknowledges that he has been given an opportunity to consult with legal counsel and other advisors prior to the execution of this Modification Agreement.

     4.9. This Modification Agreement may be executed by the signing in counterparts of this instrument. The execution of this instrument by each of the parties signing a counterpart hereof shall constitute a valid execution, and this instrument and all of its counterparts so executed shall be deemed for all purposes to be a single instrument.
The signature of a counterpart with the delivery thereof by facsimile transmission, with the original to be placed in the U.S. Postal Service, given to a recognized express delivery service or hand delivered is acceptable for establishing the execution and effectiveness hereof, and the parties are authorized to proceed upon receipt of such signed counterparts by facsimile or delivery, even though the originals may not arrive until later.

     IN WITNESS WHEREOF, this Modification Agreement has been executed to be effective (though not necessarily executed) as of the date first above written.

          [The parties' signatures appear on the following page.]

GIANT:

GIANT INDUSTRIES, INC., a Delaware corporation

By: /s/ MARK B. COX
   ----------------------------
Name:  Mark B. Cox
Title: VP Treasurer

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255
Facsimile: ____________________
Attn:



BORROWER:

/s/ JAMES E. ACRIDGE
-------------------------------
JAMES E. ACRIDGE

Address:
23733 N. Scottsdale Road
Scottsdale, Arizona 85255
Facsimile: ____________________
Attn:

                           EXHIBIT "A"

                      AMENDED AND RESTATED
                        PROMISSORY NOTE
                        James E. Acridge

Initial Principal Amount:  $4,000,000.00
Initial Rate:  Prime plus 2.0%
Date of Original Note:  September 17, 1998
Prior Additional Principal Amount:  $1,000,000.00
Prior Amended Rate: Prime plus 3.0% from and after December 23, 1998 Effective Date of Prior Amendment: December 23, 1998
Current Principal Amount:  $5,000,000.00
Effective Date of This Amendment:  February 28, 2001


     For value received, JAMES E. ACRIDGE ("Borrower") promises to pay to GIANT INDUSTRIES, INC., a Delaware corporation ("Giant"), or order, in lawful money of the United States of America, (a) the initial principal amount of four million dollars ($4,000,000.00), together with interest on the unpaid initial principal amount from September 17, 1998, until paid in full and (b) the additional principal amount of one million dollars ($1,000,000.00), together with interest on the unpaid additional principal amount from December 23, 1998, until paid in full. The annual interest rate on this Note is the Prime rate as published in the Western Edition of the Wall Street Journal on September 17, 1998, plus two percent (2.0%) from September 17, 1998, through December 22, 1998, and the Prime rate as published in the Western Edition of the Wall Street Journal on September 17, 1998, plus three percent (3%) from December 23, 1998, until paid in full.

     Interest will accrue on the total principal amount of the Loan from July 1, 1999 until March 28, 2001 (the "Extended Maturity Date"), at which time all outstanding principal and interest shall be fully due and payable.

     Borrower will pay Giant at Giant's corporate offices, 23733 North Scottsdale Road, Scottsdale, Arizona, 85255, or at such other place as Giant may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

     The annual interest rate for this Note is computed on the basis of a 365-day year; that is, by applying the ratio of the annual interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

     Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

     Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note; (c) a receiver is appointed for any part of Borrower's property, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; or
(d) Borrower defaults under that certain Amended and Restated Loan Agreement of even date herewith between Borrower and Giant.

     Upon default, Giant may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Giant, at its option, may also, if permitted under applicable law, increase the interest rate on this Note by an additional three percent (3.0%). The interest rate will not exceed the maximum rate permitted by applicable law. Giant may hire or pay someone else to help collect this Note if Borrower does not pay, and Borrower also will pay Giant that amount, if reasonable. This includes, subject to any limits under applicable law, Giant's reasonable attorneys' fees and Giant's reasonable legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by Law.

     This Note has been delivered to Giant and accepted by Giant in the State of Arizona. If there is a lawsuit, Borrower agrees upon Giant's request to submit to the jurisdiction of the courts of Maricopa County, the State of Arizona. This Note shall be governed by and construed in accordance with the laws of the State of Arizona.

     Giant may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. The parties agree that Giant may modify this loan without the consent of or notice to anyone other than Borrower.

     Borrower agrees to an effective rate of interest that is the rate specified in this Note plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.

     This Amended and Restated Note has been issued pursuant to an initial Loan Agreement dated September 17, 1998, followed by various amendments, including a Modification Agreement, of even date herewith, between Borrower and Giant, the provisions of which are incorporated herein by reference.

     PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.


                                       BORROWER:

                                       --------------------------
                                       James E. Acridge